                                                                    EXHIBIT 10.7


                                    AGREEMENT

         This agreement ("Agreement") is made by and between MigraTEC, Inc., formerly One Up Corporation (hereinafter "MigraTEC"), a corporation at 12801 Stemmons Freeway, Suite 710, Farmers Branch, Texas, 75239 and Richard G. Dews (hereinafter "Dews"), located at HC-57, Box 520, Reed Point, Montana, 59069.

         Whereas, the parties agree and acknowledge that there are outstanding issues related to matters which have occurred prior to the date of this Agreement concerning possible claims which MigraTEC may have against Dews and possible claims which Dews may have against MigraTEC; and

         Whereas, the parties agree and acknowledge that they wish to resolve and settle any and all of the outstanding issues and claims which either party might have against the other related to or arising out of the employment of Dews by MigraTEC or the duties of Dews as President and a director of MigraTEC; and

         Whereas, in addition to settling all issues and claims between the parties, the parties desire to arrange for the purchase by MigraTEC and sale by Dews of certain shares of common stock in MigraTEC Corporation owned by Dews; and

         Whereas, the parties agree and acknowledge that the settlement of all outstanding issues and claims which either party might have against the other pursuant to the terms and conditions of this Agreement is fair, equitable and in the best interests of both parties,

         Now, in exchange for the mutual promises and obligations contained herein, MigraTEC and Dews agree according to the terms of this Agreement which follow:

1. Purchase And Sale Of Shares. MigraTEC agrees to purchase from Dews and Dews agrees to sell to MigraTEC Nine Million Four Hundred Thousand (9,400,000) shares of common stock in MigraTEC (hereinafter "the Shares") pursuant to the terms of this Agreement.

2. Payment For Shares. MigraTEC agrees to pay Dews for the Shares the amount of Seven Hundred Forty Thousand Dollars ($740,00.00) in the form of cash or cashier's check at Closing as provided hereunder.

3. Registration Obligation. The parties hereby acknowledge and agree that Dews will continue to own two million one thousand nine hundred seventy-six (2,001,976) shares of unregistered common stock of MigraTEC (the "Remaining Stock") after MigraTEC's purchase of the Shares as set forth above. It is


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         agreed that MigraTEC, at its own cost, will file a registration statement including the registration of such Remaining Stock, or will take other appropriate and necessary steps including but not limited to obtaining an attorney's opinion letter as required by the SEC rules and regulations to allow free trading of such Remaining Stock, no later than May 1, 1998. MigraTEC will use its best efforts to see that such stock registration or free trading status becomes effective as soon as practicable after the filing of said registration statement or the issuance of said opinion letter. It is expressly understood and agreed that MigraTEC shall be barred from selling, conveying, or assigning, by private placement or otherwise, any and all shares purchased by MigraTEC hereunder unless and until Dews' said Remaining Stock shall be registered, if necessary, and free trading. In no event shall MigraTEC, after the effective date of this Agreement, undertake the registration of any common stock in MigraTEC which does not include the registration of the Remaining Stock.

4. Stock Option. As additional consideration to Dews for Dews' release of MigraTEC as set forth herein below, MigraTEC hereby grants Dews a transferable option to purchase up to Six Hundred Thousand (600,000) shares of unrestricted and free trading common stock in MigraTEC at the price of Twenty-Five Cents ($.25) per share. Such option shall become effective on the effective date of this Agreement and shall expire at 5:00 P.M. on the two year anniversary of the effective date of this Agreement. In order to exercise such option, in whole or in part, it is agree that MigraTEC must receive payment from Dews, prior to the expiration of the option, in the form of a cashier's check in the correct amount for the number of shares being purchased. It is agreed by the parties that the option covered by this section shall be transferable by Dews subject to the exercise terms of the option.

5. Payment of Promissory Note. MigraTEC agrees to pay Dews the amount of Sixty Thousand Dollars ($60,000.00) to Dews at Closing as provided hereunder, in the form of cash or cashier's check, in full and complete settlement of all obligations related to the Promissory Note from MigraTEC to Dews, a copy of which is attached hereto as Attachment A to Exhibit C.

6. Mutual Releases. The parties agree that they will execute the applicable releases attached hereto as Exhibit B and Exhibit C at the closing along with delivery of such other items as set forth hereinafter in Section 9 below.

7. Marilyn Johnson Issues. As further consideration for the obligations of Dews hereunder, MigraTEC agrees to pay to Marilyn Johnson the amount of $68,250.00 pursuant to the terms of the Promissory Note attached hereto as Exhibit D.



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8.       Indemnification. With respect to the purchase of the Shares pursuant to sections 1 and 2 of this Agreement, MigraTEC hereby agrees to indemnify and hold Dews harmless with regard to any obligations which Dews might have, as well as any rights or claims which MigraTEC, EAI Partners, Inc., and/or Noble International Investments, Inc. might have pursuant to that certain Stock Option Agreement, dated November 12, 1996, by and among Dews, MigraTEC and EAI Partners, Inc.

9. Closing. The parties hereto agree that a mutually acceptable place, time and date shall be selected by the parties for closing (hereinafter the "Closing"). At the Closing, MigraTEC shall deliver to Dews the following: (1) payment by cash or cashier's check in the amount of Seven Hundred Forty Thousand Dollars ($740,000.00) referenced in
         Section 2 hereinabove; (2) payment by cash or cashier's check in the amount of Sixty Thousand Dollars ($60,000.00) referenced in Section 5 hereinabove; (3) a common stock certificate evidencing Two Million One Thousand Nine Hundred Seventy-Six (2,001,976) shares of common stock in MigraTEC, which stock certificate represents the remaining stock of Dews in accordance with Section 3 hereinabove; and, (4) the original release referred to in Section 6 hereinabove. At the Closing, Dews shall deliver to MigraTEC the following: (1) common stock certificates no. 2559, 2560, 2561, 2562, and 2563, collectively representing and evidencing Six Million (6,000,000) shares of common stock in MigraTEC, duly executed for transfer to MigraTEC by Dews, and expressly subject to the above-referenced Option Agreement dated November 12, 1996, among Dews, MigraTEC and EAI Partners, Inc. as noted on the face of each said stock certificate; (2) common stock certificate no. 2565 representing and evidencing Five Million Four Hundred One Thousand Nine Hundred Seventy-Six (5,401,976) shares of common stock in MigraTEC duly executed for transfer to MigraTEC by Dews, in exchange for which MigraTEC shall contemporaneously deliver to Dews a common stock certificate evidencing Two Million One Thousand Nine Hundred Seventy-Six (2,001,976) shares of common stock in MigraTEC, which stock certificate represents the Remaining Stock of Dews in accordance with
         Section 3 hereinabove; and, (3) the original release referred to in
         Section 6 hereinabove.

10. Notices. Any notice, payment, demand, or communication, required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is sent or directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows:


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


              If to Dews:              Richard G. Dews
                                       HC-57, Box 520
                                       Reedpoint, MT 59069

              If to MigraTEC, Inc:     MigraTEC, Inc.
                                       12801 Stemmons Freeway
                                       Suite 710
                                       Farmers Branch, TX 75239

11. Severability. The provisions of this Agreement are severable and, if any of these provisions shall be held by any Court of competent jurisdiction to be unenforceable, such holding shall not affect the validity or impair the remainder of this Agreement. In the event of any claim or holding regarding the invalidity or illegality of any provision of this Agreement, it is expressly understood and agreed that Dews shall have no liability whatsoever in such event and that Dews shall be held harmless and be indemnified by MigraTEC for any liability or loss suffered by Dews.

12. Sole Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification, or authorization of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof, and duly approved and executed by the parties hereto.

13. Escrow Agent. It is understood and agreed by the parties that Gregory Paul Johnson, Attorney at Law and counsel for Dews in this matter, shall be the designated escrow agent, to whom the parties shall deliver all payments, stock certificates, and releases as provided in Section 9 hereinabove. Furthermore, the parties authorize said escrow agent to deliver all such payments, stock certificates, and releases to each respective party, only upon full and complete compliance with the provisions in Section 9 hereinabove.

14. Attorney's Fees. In the event that either party commences an action to enforce, interpret, or modify any term(s) or provision(s) of this Agreement, the prevailing party shall be awarded his or its reasonable attorney's fees and expenses incurred therein.

15. Assignability. Subject to the limits of transferability contained herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.



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
     IN WITNESS WHEREOF, the respective parties have executed this Agreement effective as of this 25th day of March, 1998.


MigraTEC, Inc.                         Richard G. Dews

By: /s/ CURTIS OVERSTREET               /s/ RICHARD G. DEWS
   ---------------------------         ------------------------------------

Print Name: Curtis Overstreet          Print Name: Richard G. Dews
           -------------------                    -------------------------

Title: President
      ------------------------

Effective Date: March 25, 1998
               ---------------

STATE OF MONTANA          )
                          : ss.
County of Yellowstone     )

     On this 25th day of March, 1998, before me, a Notary Public for the State of Montana, personally appeared Richard G. Dews, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal on the day and year in this certificate first above written.

                                       /s/ [ILLEGIBLE]
                                       --------------------------------------
                                       Notary Public for the State of Montana
(SEAL)                                 Residing at Billings
                                       My Commission Expires: December 21, 2001


STATE OF TEXAS            )
                          : ss.
County of Dallas          )

     On this 31st day of March, 1998, before me, a Notary Public for the State of Texas, personally appeared Curtis Overstreet, known to me to be the President of MigraTEC, Inc., a Florida corporation, the corporation that executed the foregoing instrument, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal on the day and year in this certificate first above written.

                                       /s/ JAMI SKIDMORE
                                       ------------------------------------
                                       Notary Public for the State of Texas
[SEAL]                                 Residing at ________________________
                                       My Commission Expires: 03/17/99



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                                   EXHIBIT A





                                PROMISSORY NOTE

$56,000.00                                           Date: August 15, 1996


For value received, the undersigned One Up Corporation, Westlake, Texas (the "Promisor") promises to pay to the order of Richard G. Dews (the "Payee"), at HC-57, Box 520, Reedpoint, MT 59067, (or at such other place as the Payee may designate in writing) the sum of $56,000.00 with interest from August 15, 1996, on the unpaid principal at the rate of 8.00 percent annually.

The unpaid principal and accrued interest shall be payable on demand. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Promisor(s) or Payee(s);

3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;

4) the application for appointment of a receiver for the Promisor;

5) the making of a general assignment for the benefit of the Promisor's creditors;

6) the Insolvency of the Promisor; or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of Texas.



Signed this 15th day of August, 1996 at

Westlake, Texas
--------------------------------------------------

One Up Corporation, Westlake, Texas



By: /s/ WAYNE SANDERSON
   -----------------------------------------------
One Up Corporation, Westlake, Texas
Wayne Sanderson, Vice President

                                   EXHIBIT B


                                GENERAL RELEASE


     For and in consideration of good and valuable consideration, including without limitation the release of even date herewith from Richard G. Dews (hereinafter "Dews"), the receipt and sufficiency of which is hereby acknowledged, MigraTEC, Inc., formerly One Up Corporation (hereinafter referred to as "MigraTEC"), releases Richard G. Dews, his successors and assigns (hereinafter referred to as the "Releasees") of and from any and all actions, causes of action, suits, charges and obligations, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, claims, and demands whatsoever, in law, or equity which MigraTEC ever had, now has, claims to have or hereinafter can, shall or may for any reason have, against the Releases arising out of any matter or event occurring contemporaneously with or before the execution of this General Release, including, without limiting the generality of the foregoing, all such claims arising from or related to the employment of Dews by MigraTEC or related to Dews' duties as an officer and director of MigraTEC.

     IN WITNESS WHEREOF, this General Release has been executed as of the Effective Date set forth below.


MigraTEC, Inc.

By: /s/ CURTIS OVERSTREET
   -----------------------------

Print Name: Curtis Overstreet
           ---------------------

Title: President
      --------------------------


Secretary: /s/ RICK JOHNSON
          ----------------------

Print Name: Rick Johnson
           ---------------------


Corporate Seal:

                                   EXHIBIT C


                                GENERAL RELEASE


     For and in consideration of good and valuable consideration, including without limitation the release of even date herewith MigraTEC, Inc., formerly One Up Corporation (hereinafter "MigraTEC"), the receipt and sufficiency of which is hereby acknowledged, Richard G. Dews (hereinafter referred to as "Dews"), releases MigraTEC, Inc., its officers, directors, employees, successors and assigns (hereinafter referred to as the "Releasees") of and from any and all actions, causes of action, suits, charges and obligations, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, claims, and demands whatsoever, in law, or equity which Dews ever had, now has, claims to have or hereinafter can, shall or may for any reason have, against the Releases arising out of any matter or event occurring contemporaneously with or before the execution of this General Release, including, without limiting the generality of the foregoing, all such claims arising from or related to the employment of Dews by MigraTEC or the promissory note from MigraTEC to Dews, a copy of which is attached hereto as Attachment A.

     IN WITNESS WHEREOF, this General Release has been executed as of the Effective Date set forth below.


Richard G. Dews

Signature: /s/ RICHARD G. DEWS
          -------------------------------

Print Name: Richard G. Dews
           ------------------------------
                Closing Date of Agreement, Dated march 25, 1998,
Effective Date: Between the Parties Hereto
               --------------------------

Witnessed By: /s/ GREGORY PAUL JOHNSON
             ----------------------------

Print Name: Gregory Paul Johnson
           ------------------------------

                                   EXHIBIT D


                                PROMISSORY NOTE


$68,250.00                                            March 30, 1998


     The undersigned, for value received, promise to pay to the order of Marilyn Johnson at 9060 W. Oklahoma #201, W. Allis, WI 53227, the sum of SIXTY-EIGHT THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($68,250.00), with no interest thereon as hereinafter provided.

     Payments of ONE THOUSAND AND NO/100THS DOLLARS ($1,000.00) shall be made on or before the 10 day of each month with the first of such payments being due and payable on or before April 10, 1998, and like payments being due on or before the ___ day of the next sixty-seven months thereafter with the remaining $250.00 balance of such this Promissory Note being due and payable on or before December 10, 2003.

     Payments are to be made in lawful money of the United States in the form of cashier's checks.

     In addition to, and not in limitation of, the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorney's fees and reasonable legal expenses, incurred by the holder of this Promissory Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     The undersigned hereby waives diligence, presentment, protest and demand, and also notice of intent to accelerate and of acceleration, notice of default, notice of protest, demand, dishonor or nonpayment of this Promissory Note.

     The undersigned shall have the right to prepay in whole or in part the unpaid balance of the principal amount of this Promissory Note at anytime or from time to time.

     If any part of this Promissory Note shall be declared invalid, the remainder thereof shall, nevertheless, remain in full force and effect.


MigraTEC, Inc,
(formerly One Up Corporation)

By: /s/ CURTIS OVERSTREET               /s/ RICK JOHNSON
   ----------------------------        ----------------------------
   Curtis Overstreet, President                  Secretary